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                                                                    Exhibit 21.1
                                                                    ------------




                        SUBSIDIARIES OF GENSIA SICOR INC.


Subsidiary Corporation               Percentage Owned     State of Incorporation
----------------------               ----------------     ----------------------

Gensia Development Corporation       100%                 Delaware

Gensia Europe Limited                100%                 United Kingdom

Gensia GmbH                          100%                 Germany

Gensia Laboratories, Ltd.            100%                 Delaware

Gensia Automedics, Inc.              100%                 Delaware

Aramed, Inc.                         100%                 Delaware

Rakepoll Holding B.V.                100%                 The Netherlands

SICOR-Societa Italiana               100%                 Italy
     Corticosteroidi S.p.A.

Sintesis Lerma, S.A. de C.V.         100%                 Mexico

Lemery, S.A. de C.V.                 100%                 Mexico

Inmobiliaria Lemery, S.A. de C.V.    100%                 Mexico

Lemery Desarrollo y Control,
 S.A. de C.V.                        100%                 Mexico